UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2021

FALCON CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39535	85-1365053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Madison Avenue, 12th Floor

New York, NY 10065

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 812-7702

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	FCACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FCAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FCACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 29, 2021, Falcon Capital Acquisition Corp., a Delaware corporation (“FCAC” or the “Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 32,952,806 (76.41%) of FCAC’s issued and outstanding shares of common stock held of record as of May 10, 2021, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. FCAC’s stockholders voted on the following proposals at the Special Meeting, each of which was approved. The final vote tabulation for each proposal is set forth below.

1.	The Business Combination Proposal – To approve the agreement and plan of merger, dated as of February 12, 2021 (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among FCAC; FCAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of FCAC (“Merger Sub”); Sharecare, Inc., a Delaware corporation (“Sharecare”); and Colin Daniel, solely in his capacity as representative of the stockholders of Sharecare, and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Sharecare with Sharecare surviving the merger as a wholly owned subsidiary of FCAC (the transactions contemplated by the Merger Agreement, the “Business Combination”). In addition, in connection with the consummation of the Business Combination, FCAC will be renamed “Sharecare, Inc.” and is referred to as “New Sharecare” as of the time following such change of name:

Votes For	Votes Against	Abstentions
32,080,366	866,108	6,332

2.	The Charter Proposal – To approve, assuming the Business Combination Proposal is approved and adopted, the proposed fourth amended and restated certificate of incorporation of FCAC, which includes a certificate of designations for the Series A Preferred Stock (“Series A Preferred Stock”) (the “Proposed Charter”), which will replace FCAC’s third amended and restated certificate of incorporation, dated September 21, 2020 (the “Current Charter”) and will be in effect upon the Closing of the Business Combination:

Votes For	Votes Against	Abstentions
32,078,346	866,668	7,792

3.	Advisory Charter Proposal – To approve, on a non-binding advisory basis, the following material difference between the Proposed Charter and the Current Charter, which is being presented in accordance with the requirements of the SEC as a separate sub-proposal:

Under the Proposed Charter, New Sharecare will be authorized to issue 615,000,000 shares of capital stock, consisting of (a) 600,000,000 shares of common stock, par value $0.0001 per share and (b) 15,000,000 shares of preferred stock, par value $0.0001 per share, including 5,000,000 shares of New Sharecare Series A Preferred Stock, as opposed to the Current Charter which authorizes FCAC to issue 401,000,000 shares of capital stock, consisting of (y) 400,000,000 shares of common stock, including 380,000,000 shares of Class A common stock, par value $0.0001 per share, and 20,000,000 shares of Class B common stock, par value $0.0001 per share, and (z) 1,000,000 shares of preferred stock, par value $0.0001 per share:

Votes For	Votes Against	Abstentions
31,425,105	894,838	632,863

4.	The Stock Issuance Proposal – To approve, assuming the Business Combination Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of (i) shares of FCAC Class A common stock and the New Sharecare Series A Preferred Stock pursuant to the terms of the Merger Agreement and (ii) shares of FCAC Class A common stock to certain investors in connection with the Private Placement, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing:

Votes For	Votes Against	Abstentions
32,014,508	921,746	16,552

5.	The Incentive Plan Proposal – To approve, assuming the Business Combination Proposal, the Charter Proposal and the Stock Issuance Proposal are approved and adopted, the Sharecare, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan:

Votes For	Votes Against	Abstentions
31,935,113	960,023	57,670

Item 7.01 Other Events.

On June 29, 2021, the Company issued a press release announcing the results of the Special Meeting.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCON CAPITAL ACQUISITION CORP.

	By:	/s/ Saif Rahman
	Name:	Saif Rahman
	Title:	Chief Financial Officer
Date: June 29, 2021

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